Filed pursuant to Rule 424(b)(5)
Registration No. 333-182974

PROSPECTUS SUPPLEMENT
(To Short Form Base Shelf Prospectus dated August 27, 2012)

HYDROGENICS CORPORATION
775,000 Common Shares

This is a public offering of 775,000 common shares (the “common shares”) of Hydrogenics Corporation (the “Company”).

Our common shares are quoted on the NASDAQ Global Market (“NASDAQ”) under the symbol “HYGS” and are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the symbol “HYG”. On April 26, 2013, the last reported closing bid price of our common shares on NASDAQ was US$8.64 per share and on the TSX was C$8.70 per share.

The aggregate market value of our outstanding common shares held by non-affiliates is US$36,153,847, based on 7,908,190 common shares outstanding as of April 26, 2013, of which 4,184,473 shares are held by non-affiliates, at a per share price of US$8.64, based on the closing sale price of our common shares on NASDAQ on April 26, 2013. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Our business and investing in our common shares involve risks. Please carefully consider the “Risk Factors” section beginning on page S-5 of this prospectus supplement as well as those described in the accompanying prospectus and our Annual Report on Form 20-F for the year ended December 31, 2012, filed on March 8, 2013.

The common shares offered by this prospectus supplement and accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and are not being offered for sale in Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of shares in any province or territory of Canada.

Total
	Per Common Share	Without Over-Allotment	With Over-Allotment
Public offering price	US$ 7.75	US$ 6,006,250	US$ 6,907,188
Underwriter’s discounts and commissions	US$ 0.465	US$ 360,375	US$ 414,431
Proceeds, before expenses, to us	US$ 7.285	US$ 5,645,875	US$ 6,492,756

We estimate the total expenses of this offering, excluding the underwriter’s fee, will be approximately US$ 275,000. The common shares are expected to be delivered to the underwriter on or about May 3, 2013. The underwriter is offering the common shares on a firm commitment basis as described under “Underwriting” on page S-6 herein. We have also granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 116,250 common shares at the public offering price per common share, less the underwriting discounts and commissions, to cover over-allotments, if any.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada (see “Certain Income Tax Considerations” on page S-10 herein). Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement and the accompanying prospectus. You should consult your own tax adviser with respect to your own particular circumstances.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and/or the accompanying prospectus. Any representation to the contrary is a criminal offence.

Roth Capital Partners

The date of this prospectus supplement is April 30, 2013.

2

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	S-1
PRESENTATION OF OUR FINANCIAL INFORMATION	S-2
EXCHANGE RATE DATA	S-2
FORWARD-LOOKING STATEMENTS	S-2
THE COMPANY	S-3
RECENT DEVELOPMENTS	S-4
PRE-EMPTIVE RIGHTS	S-4
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-5
TRADING PRICE	S-5
CAPITALIZATION	S-6
UNDERWRITING	S-6
CERTAIN INCOME TAX CONSIDERATIONS	S-10
WHERE YOU CAN FIND MORE INFORMATION	S-15
DOCUMENTS INCORPORATED BY REFERENCE	S-15
LEGAL MATTERS	S-16
EXPERTS	S-16
PROSPECTUS
ABOUT THIS PROSPECTUS	1
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	1
EXCHANGE RATE DATA	1
FORWARD-LOOKING STATEMENTS	1
RISK FACTORS	3
THE COMPANY	3
OUR BUSINESS	4
PRIOR SALES	6
PRICE RANGE AND TRADING	6
USE OF PROCEEDS	7
CAPITALIZATION AND INDEBTEDNESS	8
EARNINGS COVERAGE RATIOS	8
DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES	8
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF SUBSCRIPTION RECEIPTS	12
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF SHARE PURCHASE CONTRACTS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	17
CERTAIN INCOME TAX CONSIDERATIONS	18
EXPENSES OF ISSUANCE AND DISTRIBUTION	18

-i-

RATIO OF EARNINGS TO FIXED CHARGES	18
DOCUMENTS INCORPORATED BY REFERENCE	19
LEGAL MATTERS	20
EXPERTS	20
AUDITORS, TRANSFER AGENTS AND REGISTRARS	20
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	21

-ii-

ABOUT THIS PROSPECTUS SUPPLEMENT

The purpose of this prospectus supplement is to provide supplemental information regarding Hydrogenics Corporation in connection with the offering. You should read this prospectus supplement, along with the accompanying prospectus, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are not offering the common shares in Canada. We are offering the common shares only in the jurisdictions where such offers are permitted and the common shares are not being offered or sold in any jurisdiction where the offer or sale is not permitted. It should be assumed that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the SEC. Each time we sell our common shares under the accompanying prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including price, the number of common shares being offered and placement arrangements. This prospectus supplement describes the specific details regarding this offering, including the price, number of common shares being offered, information concerning the over-allotment option granted by us, the risks of investing in our common shares and the placement arrangements. The accompanying prospectus provides general information, some of which, such as the section entitled “Plan of Distribution”, may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about Hydrogenics Corporation to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information”.

Some of the information concerning economic and industry trends is based upon or derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. However, we cannot guarantee the accuracy of such information and have not independently verified the assumptions upon which projections of future trends are based.

In this prospectus supplement, unless the context otherwise requires, the terms “Hydrogenics”, “we”, “us”, “our” and the “Company” refer to Hydrogenics Corporation and its consolidated subsidiaries and, where the context requires, includes our predecessor (“Old Hydrogenics”) and its consolidated subsidiaries prior to October 27, 2009.

In this prospectus supplement, unless stated otherwise, all references to “US$” are to the lawful currency of the United States and all references to “C$” are to the lawful currency of Canada.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of Canada. Most of our directors and officers, as well as certain of the experts named in this prospectus supplement, are residents of Canada and all or a substantial portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon our directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We believe that a judgment of a U.S. court predicated solely upon civil liability under such laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

PRESENTATION OF OUR FINANCIAL INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, and are subject to Canadian auditing and independence standards, and thus may not be comparable to financial statements of U.S. companies.

EXCHANGE RATE DATA

The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the noon rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars:

	Year Ended December 31,
	2007	2008	2009	2010	2011	2012
Low	0.8437	0.7711	0.7692	0.9278	0.9430	0.9599
High	1.0905	1.0289	0.9716	1.0054	1.0583	1.0299
Period End	1.0120	0.8166	0.9555	1.0054	0.9833	1.0051
Average	0.9348	0.9441	0.8757	0.9709	1.0111	1.0004

On April 26, 2013, the noon buying rate was C$1.00 = US$0.9833.

FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus supplement constitute “forward-looking information,” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements”). Forward-looking statements can be identified by the use of words, such as “plans,” “expects,” or “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” or “believes” or variations of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. These forward-looking statements relate to, among other things, our future results, levels of activity, performance, goals or achievements or other future events. These forward looking statements are based on current expectations and various assumptions and analyses made by us in light of our experience and our perceptions of historical trends, current conditions and expected future developments and other factors that we believe are appropriate in the circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements.

These risks, uncertainties and factors include, but are not limited to: our inability to execute our business plan, or to grow our business; inability to address a slow return to economic growth, and its impact on our business, results of operations and consolidated financial condition; our limited operating history; inability to implement our business strategy; fluctuations in our quarterly results; failure to maintain our customer base that generates the majority of our revenues; currency fluctuations; failure to maintain sufficient insurance coverage; changes in value of our goodwill; failure of a significant market to develop for our products; failure of hydrogen being readily available on a cost-effective basis; changes in government policies and regulations; lack of new government policies and regulations for the energy storage technologies; failure of uniform codes and standards for hydrogen fuelled vehicles and related infrastructure to develop; liability for environmental damages resulting from our research, development or manufacturing operations; failure to compete with other developers and manufacturers of products in our industry; failure to compete with developers and manufacturers of traditional and alternative technologies; failure to develop partnerships with original equipment manufacturers, governments, systems integrators and other third parties; inability to obtain sufficient materials and components for our products from suppliers; failure to manage expansion of our operations; failure to manage foreign sales and operations; failure to recruit, train and retain key management personnel; inability to integrate acquisitions; failure to develop adequate manufacturing processes and capabilities; failure to complete the development of commercially viable products; failure to produce cost-competitive products; failure or delay in field testing of our products; failure to produce products free of defects or errors; inability to adapt to technological advances or new codes and standards; failure to protect our intellectual property; our involvement in intellectual property litigation; exposure to product liability claims; failure to meet rules regarding passive foreign investment companies; actions of our significant and principal shareholders; failure to maintain the requirements for continued listing on Nasdaq; dilution as a result of significant issuances of our common shares and preferred shares; inability of US investors to enforce US civil liability judgments against us; volatility of our common share price; and dilution as a result of the exercise of options.

These factors may cause the Corporation’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. Forward-looking statements do not take into account the effect that transactions or nonrecurring or other special items announced or occurring after the statements are made have on our business. For example, they do not include the effect of business dispositions, acquisitions, other business transactions, asset writedowns or other charges announced or occurring after forward-looking statements are made. The financial impact of such transactions and non-recurring and other special items can be complex and necessarily depends on the facts particular to each of them.

We believe the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Unless otherwise stated, the forward-looking statements contained herein are made as of the date of this prospectus supplement and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this prospectus supplement are expressly qualified by this cautionary statement. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a further discussion of these risks, uncertainties and factors.

THE COMPANY

This summary does not contain all the information about us that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference and are considered to be part of this prospectus supplement and the accompanying prospectus.

We were incorporated on June 10, 2009 under the Canada Business Corporations Act, under the name “7188501 Canada Inc.” We changed our name to “Hydrogenics Corporation–Corporation Hydrogenique” on October 27, 2009 in connection with a transaction involving Algonquin Power Income Fund (“APIF”).

Old Hydrogenics was founded in 1988 under the name “Traduction Militech Translation Inc.” It subsequently changed its name to “Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated”. From 1990 to August 1995, Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated did not actively carry on business. In August 1995, Old Hydrogenics commenced our fuel cell technology development business, and in 2000, changed its name to Hydrogenics Corporation – Corporation Hydrogenique. Until October 27, 2009, we were a wholly-owned subsidiary of Old Hydrogenics. On October 27, 2009, pursuant to an agreement between us, Old Hydrogenics, the Board of Trustees of APIF and APIF’s manager, Algonquin Power Management Inc., Old Hydrogenics transferred its entire business and operations to us, including all assets, liabilities, directors, management and employees, but excluding its tax attributes (the “APIF Transaction”). Under the APIF Transaction, our shareholders had their common shares in Old Hydrogenics redeemed for our common shares on a one-for-one basis. Since the APIF Transaction, we have continued to carry on the hydrogen generation business and fuel cell business of Old Hydrogenics prior to the APIF Transaction as a public entity.

We are a globally recognized developer and provider of hydrogen generation and fuel cell products. We conduct our business through the following business units: (i) OnSite Generation, which focuses on hydrogen generation products for renewable energy, industrial and transportation customers; and (ii) Power Systems, which focuses on fuel cell products for original equipment manufacturers, systems integrators and end users for stationary applications, including backup power, and motive applications, such as forklift trucks. In November 2007, we announced that we were exiting the fuel cell test products, design, development and manufacturing business, that was conducted through our Test Systems business unit.

Our business units are supported by a corporate services group providing finance, insurance, investor relations, communications, treasury, human resources, strategic planning, compliance, and other administrative services.

Our principal executive offices are located at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6. Our telephone number is (905) 361-3660. Our agent for service in the United States for any actions relating to our common shares is CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8400.

RECENT DEVELOPMENTS

On April 8, 2013, Hydrogenics announced that it had been awarded a 1 megawatt hydrogen energy storage system to be deployed in the City of Hamburg, Germany. Hydrogenics’ energy storage application will employ advanced proton exchange membrane (“PEM”) technology for production of the hydrogen, using excess power generated from renewable energy in the region, primarily wind. This "Power-to-Gas" facility will be run by E.ON, a global provider of innovative energy services and an existing customer of Hydrogenics. In the core of the system will be the world's largest single PEM electrolyzer stack, which will serve as the building block for future multi-megawatt applications. Construction of the plant, backed by a consortium of German companies and scientific organizations, is expected to begin during the second quarter of 2013. Funding has been provided by Germany's National Innovation Program (NIP) for hydrogen and fuel cell technology, under the auspices of the country's Federal Ministry of Transport, Buildings and Urban Affairs in coordination with the National Organization for Hydrogen and Fuel Cell Technology (NOW).

PRE-EMPTIVE RIGHTS

Pursuant to the Governance Agreement (the “Governance Agreement”) dated October 16, 2001 between General Motors Corporation (“GM”) and the Company, GM has the right to participate in any equity financing by the Company on a pro rata basis based on the number of common shares on a fully diluted basis held by GM on the date notice was given to GM of such equity financing (the “Pre-Emptive Right”).  GM has not waived such Pre-Emptive Right as of the date of this prospectus supplement and has not confirmed whether or not it will exercise the Pre-Emptive Right.  GM has until 10 days after notice was given in accordance with the Governance Agreement in order to exercise the Pre-Emptive Right.  To the extent GM decides to exercise the Pre-Emptive Right, the Company would be required to issue additional common shares to GM on the same terms as the common shares that are issued pursuant to this offering in an amount equal to GM’s pro rata amount of this offering based on the number of common shares held by GM.  As of the date of this prospectus supplement, GM owns approximately 5.8% of the common shares of the Company on a fully-diluted basis.

Enbridge Inc. (“Enbridge”) has a similar participation right with respect to the issuance and sale of the Company’s common shares. Enbridge has agreed to waive its participation right in respect of this offering.

THE OFFERING

Common shares we are offering	775,000 common shares (891,250 common shares if the underwriter exercises its over-allotment option in full). All of the common shares are being offered for sale outside Canada.
Price per common shares	US$ 7.75
Common shares to be outstanding after this offering	8,683,190 common shares (8,799,440 common shares if the underwriter exercises its over-allotment option in full).
Over-allotment option	116,250 common shares.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds”.
Lock-up
Subject to certain exceptions, we and the members of our board of directors and our executive officers have agreed with the underwriter not to sell, transfer or dispose of any common shares for a period of 90 days (subject to certain exceptions) after the date of this prospectus supplement. See “Underwriting.”

NASDAQ symbol	HYGS
TSX symbol	HYG
Risk factors
An investment in our common shares offered hereby involves certain risks which should be carefully considered by prospective investors before investing in our common shares. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

The number of common shares to be outstanding immediately after the completion of the offering is based on 7,908,190 common shares outstanding on April 26, 2013.

RISK FACTORS

Investing in our common shares involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

The risks we have identified and the risks that remain unknown could materially affect our business, results of operation or financial condition and affect the value of our common shares. You could lose all or part of your investment.

We do not anticipate declaring any cash dividends on our common shares. Investors in this offering may never obtain a return on their investment.

We have never declared or paid cash dividends on our common shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Accordingly, you will need to rely on sales of your common shares after price appreciation, which may never occur, in order to realize a return on your investment.

You will experience immediate dilution in the book value per share of the common shares you purchase.

Because the price per share of our common shares being offered is substantially higher than the book value per share of our common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $ 7.75 per share and the net tangible book value of the common shares of $ (0.010) per share as of December 31, 2012, if you purchase common shares in this offering, you will suffer dilution of $ 7.23 per share in the net tangible book value of the common shares.

The market price of our stock may be affected by low volume.

Our common shares have a relatively low average daily volume. The average daily trading volume during the 90 days prior to April 29, 2013 was approximately 8,527 shares on the NASDAQ and approximately 2,431 shares on the TSX. Without a significantly larger average trading volume, our common shares will be less liquid than the common shares of companies with higher trading volume.  As a result, the trading prices for our common shares may be more volatile.

USE OF PROCEEDS

As of April 25, 2013, we had a cash balance of US$9.5 million. We estimate that the net proceeds to us from this offering will be approximately US$ 5.37 million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us, as described in “Underwriting”. If the underwriter’s over-allotment option is exercised in full, we estimate that we will receive net proceeds of approximately US$ 0.85 million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

We intend to use any net proceeds we receive from this offering for general corporate purposes.

TRADING PRICE

The following table sets forth trading information, the high and low sale prices (which are not necessarily the closing prices) and the total trading volume for the first quarter in 2013 and monthly trading information for March 2013 and April 1 to 26, 2013 for our common shares as reported on the TSX (in Canadian dollars) and as reported on the NASDAQ (in U.S. dollars).

	TSX			NASDAQ
	High	Low	Volume	High	Low	Volume
Quarterly (quarter ended)
January 1, 2013 to March 31, 2013	$9.71	$6.81	153,952	$9.50	$7.17	492,264

Monthly
March 2013	$9.10	$8.00	32,791	$8.50	$7.83	143,844
April 1, 2013 to April 26, 2013	$9.30	$7.65	39,334	$9.50	$7.51	160,477

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2012, the date of our most recently filed financial statements, (a) before the offering and (b) after giving effect to the completion of the offering (assuming no exercise of the underwriter's over-allotment option for this offering). Other than the proposed offering, there have been no other material changes to our capitalization since December 31, 2012. The information in this table should be read in conjunction with the audited consolidated financial statements of Hydrogenics in its Annual Report on Form 20-F for the year ended December 31, 2012, filed on March 8, 2013 and incorporated herein by reference.

	As of December 31, 2012 (US$ in thousands)
Shareholders’ equity	Actual (Audited)	Adjusted (Unaudited)
Common shares	323,513	328,884
Contributed surplus	17,995	17,995
Deficit	(336,518)	(336,518)
Accumulated other comprehensive loss	(758)	(758)
Total capitalization	$4,232	$9,603

The foregoing table and discussion is based on 7,908,190 common shares outstanding as of April 29, 2013 and excludes:

•	270,002 common shares issuable upon the exercise of warrants outstanding as of April 29, 2013;

•	154,493 common shares issuable upon the exercise of performance share units outstanding as of April 29, 2013; and

•	593,952 common shares issuable upon the exercise of options outstanding as of April 29, 2013.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the common shares being offered hereby. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 775,000 common shares.

Underwriter	Number of Common Shares
Roth Capital Partners, LLC	775,000

Total	775,000

The underwriter is offering the common shares subject to its acceptance of the common shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the common shares offered by this prospectus supplement and the related prospectus is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the common shares if any such shares are taken. However, the underwriter is not required to take or pay for the common shares covered by the underwriter’s over-allotment option described below.

The common shares offered by this prospectus supplement and accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and are not being offered for sale in Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of shares in any province or territory of Canada.

The underwriter has agreed that it will:

(a) not, directly or indirectly, offer, sell or deliver common shares in Canada or to persons who are residents of Canada or acting on the behalf of residents of Canada or to any person whom it believes intends to reoffer, resell or deliver the shares in Canada or to any persons who are residents of Canada or acting on the behalf of residents of Canada; and

(b) cause any dealer to whom it may sell such shares to agree to observe a similar restriction.

Confirmations of the acceptance of offers to purchase any common shares will be sent to purchasers who have not withdrawn their offers to purchase prior to the issuance of such confirmations. Each purchaser of common shares who receives a purchase confirmation is, by the purchaser’s receipt thereof, deemed to represent to us, the underwriter and the dealers from whom such purchase confirmation is received, that such purchaser is not a resident of Canada or acting on behalf of any resident of Canada and does not have any intention to reoffer, resell or deliver the common shares in Canada or to a resident of Canada or a person acting on behalf of a resident of Canada.

Over-Allotment Option

If the underwriter sells more shares than the above number, the underwriter has an option for 30 days from the date of this prospectus supplement to buy up to an additional 116,250 common shares from us at the public offering price, less the underwriting discounts and commissions, to cover these sales. The underwriter may exercise this option at any time, in whole or in part, within 30 days after the date of this prospectus supplement; however, the underwriter may only exercise the option once.

Commission and Expenses

The underwriter has advised us that it proposes to offer the common shares to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ 0.2325 per common share. After this offering, the initial public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The common shares are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection   with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase additional shares.

We estimate that expenses payable by us in connection with this offering of our common shares, other than the underwriting discounts and commissions referred to above, will be approximately $ 275,000. In no event will the total compensation payable to the underwriter and any other member of the Financial Industry Regulatory Authority, Inc. (or FINRA) or independent broker-dealer (including any financial advisor) in connection with the sale of the securities offered hereby exceed 8.0% of the gross proceeds of this offering.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the overallotment option to purchase additional common shares we have granted to the underwriter):

	Per Share		Total
	Without Overallotment Option	With Overallotment Option	Without Overallotment Option	With Overallotment Option
Public offering price	$7.75	$7.75	$6,006,250	$6,907,188
Underwriting discounts and commissions paid by us	$0.465	$0.465	$360,375	$414,431
Expenses payable by us	$0.35	$0.31	$275,000	$275,000

 Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

 Lock-Ups/Restrictions on Future Sales

We have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date of the underwriting agreement or thereafter acquired, without the prior written consent of the underwriter. These restrictions on future issuances are subject to exceptions for (i) the issuance of our common shares sold in this offering, (ii) the issuance of our common shares upon the exercise of options or outstanding warrants and the vesting of restricted stock awards, (iii) the issuance of employee stock options and the grant of restricted stock awards or restricted stock units pursuant to our equity incentive plans and (iv) the issuance of our common shares pursuant to an employee stock purchase plan of ours. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of our common shares or securities convertible into or exchangeable for our common shares, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriter, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) bona fide gifts and (ii) transfers to any trust for the direct or indirect benefit of immediate family members, or to certain affiliates, in each case so long as the transferee agrees to be bound by these restrictions.

 Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other website maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

 Price Stabilization, Short Positions and Penalty Bids

Until the distribution of our common shares offered hereby is completed, SEC rules may limit the underwriter from bidding for and purchasing our common shares.

In connection with the offering the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Overallotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any covered short position by either exercising its overallotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the overallotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

 Affiliations

The underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

 Selling Restrictions

 Canada

The common shares offered by this prospectus supplement and accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and are not being offered for sale in Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of shares in any province or territory of Canada.

 European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2011 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2011 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2011 PD Amending Directive” means Directive 2011/73/EU.

 United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended ) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. This prospectus supplement and the accompanying prospectus are confidential and are provided to recipients on a personal basis and must not be transferred or assigned to persons who are not Relevant Persons. The transmission of this prospectus supplement and the accompanying prospectus to any person other than Relevant Persons in the United Kingdom is unauthorized and may contravene FSMA and other United Kingdom securities laws and regulations. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.

The underwriter has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the common shares in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

CERTAIN INCOME TAX CONSIDERATIONS

 United States Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common shares acquired pursuant to this offering. Except where otherwise stated, this discussion only applies to “U.S. Holders” (as defined below) who hold our common shares as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that we are not a “controlled foreign corporation” for U.S. federal income tax purposes. This discussion is intended for general information only and does not discuss all of the tax consequences that may be relevant to the particular circumstances of a U.S. Holder. Furthermore, the discussion does not address special situations that may apply to particular U.S. Holders including, but not limited to, holders subject to the U.S. federal alternative minimum tax, U.S. expatriates or former U.S. citizens, tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, dealers in securities, private foundations, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, banks, insurance companies, regulated investment companies, partnerships or other pass-through entities, U.S. Holders who own (directly, indirectly or by attribution) 10 per cent or more of the total combined voting power of all classes of our stock entitled to vote, U.S. Holders whose “functional currency” is not the U.S. dollar, persons who hold our common shares in connection with a “straddle”, “hedging”, “conversion” or other risk reduction transaction. This discussion does not address the tax consequences to U.S. Holders of our common shares under any state, local, foreign and other tax laws and does not address any aspect of U.S. federal tax law other than income taxation.

The U.S. federal income tax consequences set forth below are based upon the Code, existing and proposed Treasury regulations promulgated thereunder, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. No advance income tax ruling has been or will be sought or obtained from the IRS with respect to the tax consequences described below and, as a result, there can be no assurance that the IRS will take a similar view as to any of the tax consequences described in the summary.

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust has validly made an election to be treated as a U.S. person under the applicable Treasury regulations.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the holder of our common shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the status and activities of the partnership. A holder of common shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of our common shares.

Prospective investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of our common shares, including the tax consequences under any state, local, foreign and other tax laws.

 Distributions

The gross amount of any distribution received by a U.S. Holder with respect to our common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of such U.S. Holder, as a dividend, to the extent attributable to our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in its common shares, causing a reduction in the adjusted basis of such common shares. Thereafter, to the extent that such distribution exceeds a U.S. Holder’s adjusted tax basis in its common shares, the distribution will be treated as gain from the sale or exchange of such common shares. We do not intend to calculate our earnings and profits under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal tax information reporting purposes. Provided that we are not treated as a passive foreign investment company, described below, we believe that we are considered to be a “qualified foreign corporation,” and therefore distributions, if any, to non-corporate U.S. Holders (including individuals) that are treated as dividends should qualify for a reduced rate of tax. If we are a passive foreign investment company under the rules discussed below, distributions treated as dividends will be taxable at the higher ordinary income tax rates. Dividends on our common shares paid to noncorporate shareholders will not be eligible for the dividends received deduction allowed to domestic corporations under the Code.  Additionally, a U.S. Holder may be subject to an additional Medicare tax on unearned income of 3.8% (see “— Additional Tax on Passive Income” below).

Generally, the amount of any dividend paid in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the spot rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars by a U.S. Holder will be treated as U.S.-source ordinary income or loss.

A U.S. Holder may be entitled to deduct or credit the amount of Canadian withholding tax imposed on dividends paid to such holder, subject to applicable limitations in the Code. For purposes of calculating the foreign tax credit, dividends paid on our common shares generally will be treated as income from foreign sources and generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

 Sale, Exchange or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange or other taxable disposition of our common shares in an amount equal to the difference between the amount realized for our common shares and the U.S. Holder’s adjusted tax basis in our common shares. Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes.  Additionally, a U.S. Holder may be subject to an additional Medicare tax on unearned income of 3.8% (see “— Additional Tax on Passive Income” below).

 Passive Foreign Investment Company Rules

Generally adverse U.S. federal income tax rules apply to U.S. Holders owning shares of a passive foreign investment company (a “PFIC”). A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either at least 75% of its gross income is “passive income” (the “income test”), or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). For this purpose, passive income generally includes, among other things, dividends, interest, certain rents and royalties, certain gains from the sales of commodities, and gains from the disposition of passive assets.

We do not expect to be a PFIC for the current year or for subsequent taxable years. However, because the PFIC determination is made annually at the close of the taxable year in question on the basis of facts and circumstances that may be beyond our control and because the principles and methodology for applying the PFIC tests are not entirely clear, there can be no assurance that we will not be a PFIC in the current or subsequent taxable years.

If we were a PFIC in any taxable year during a U.S. Holder’s holding period for our common shares, the U.S. Holder generally would be subject to special rules with respect to “excess distributions” made by us on our common shares and with respect to gain from the sale, exchange or disposition of our common shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares received by a U.S. Holder in any taxable year over 125% of the average annual distributions the U.S. Holder has received from us during the shorter of the three preceding taxable years, or the U.S. Holder’s holding period for the common shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the sale, exchange or disposition of our common shares ratably over its holding period for the common shares. The amounts allocated to the taxable year of the sale, exchange or disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for the other taxable year, and an interest charge would be imposed on the amount allocated to the taxable year. These rules would apply to a U.S. Holder that held our common shares during any year in which we were a PFIC, even if we were not a PFIC in the year in which the U.S. Holder sold our common shares or received an excess distribution in respect of its common shares.

If we were a PFIC in any taxable year, then, provided certain requirements were met, a U.S. Holder might be able to make a mark-to-market election to alleviate certain of the tax consequences referred to above. A “qualified electing fund” election would not be available to U.S. Holders, because we do not intend to provide the necessary information to allow U.S. Holders to make such an election for any tax year in which we were a PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax consequences that would arise if we were treated as a PFIC for any year as well as the availability of any elections to mitigate the adverse tax consequences to a U.S. Holder if we were a PFIC.

 Information Reporting and Backup Withholding

Information reporting requirements will apply to the payment of dividends on our common shares or the proceeds received on the sale, exchange, or other taxable disposition of common shares paid within the U.S. (and in certain cases, outside the U.S.) to U.S. Holders other than certain exempt recipients (such as corporations). In addition, a backup withholding tax (currently imposed at a rate of 28%) may apply to such amounts if the U.S. Holder fails to timely provide an accurate taxpayer identification number, or is notified by the IRS that it has failed to report dividends or interest required to be shown on its U.S. federal income tax returns. Backup withholding is not an additional tax.  The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, and may entitle the U.S. Holder to a refund, provided that the required information is provided to the IRS in a timely manner.

 Additional Tax on Passive Income

Noncorporate U.S. Holders (including individuals, estates or trusts) whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold.  A U.S. Holder’s net investment income will generally include, among other things, dividends on, and capital gains from the sale or other taxable disposition of our common shares, subject to certain limitations and exceptions.  Noncorporate U.S. Holders are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains.

 Information Reporting with Respect to Foreign Financial Assets

U.S. Individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year (or $75,000 at any time during the taxable year) will generally be required to file an information report with respect to such assets with their tax returns.  “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities.  Under these rules, our common shares may be treated as “specified foreign financial assets”.  U.S. Holders are urged to consult their own tax advisors regarding the possible implications of the legislation described above.

The above summary is not intended to constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of our common shares. Each prospective investor should consult with its own tax advisor concerning the tax consequences with regard to its particular circumstances.

 Canadian Federal Income Tax Considerations For United States Residents

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada, (v) is not a registered “non-resident insurer” or “authorized foreign bank”, each within the meaning of the Tax Act, and (vi) does not carry on an insurance business in Canada and elsewhere, and (b) for the purposes of the Canada-United States Income Tax Convention (the “Convention”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Convention.

Our common shares will generally be considered to be capital property to a holder unless such common shares are held in the course of carrying on a business of buying or selling securities, or in an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a “U.S. Shareholder” or “U.S. Shareholders”. This summary does not deal with special situations, such as the particular circumstances of traders or dealers, United States limited liability companies (which may not be considered to be a resident of the United States for the purposes of the Convention), tax exempt entities, insurers or financial institutions. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisers.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Convention and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon, or such other rate of exchange as is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Shareholder and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Shareholder or prospective U.S. Shareholder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

 Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our common shares to a U.S. Shareholder will be subject to Canadian withholding tax. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Shareholder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company, which owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

 Dispositions

A U.S. Shareholder will generally not be subject to tax under the Tax Act on any capital gain realized on a disposition of our common shares, unless the common shares constitute “taxable Canadian property” of the U.S. Shareholder at the time of disposition and the U.S. Shareholder is not entitled to relief under the Convention. Generally, our common shares will not constitute taxable Canadian property to a U.S. Shareholder provided our common shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX and NASDAQ) at the time of the disposition unless: (a) (i) at any time during the 60-month period immediately preceding the disposition, the U.S. Shareholder, persons with whom the U.S. Shareholder does not deal at arm’s length (within the meaning of the Tax Act), or the U.S. Shareholder together with such persons, owned 25% or more of the issued shares of any series or class of our capital stock and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada. “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act) and options in respect of, or interests in, or civil law rights in such property, whether or not such property exists; or (b) our common shares are deemed under the Tax Act to be taxable Canadian property of the U.S. Shareholder. If our common shares constitute taxable Canadian property of a particular U.S. Shareholder, any capital gain arising on their disposition may be exempt from Canadian tax under the Convention if, at the time of disposition, our common shares do not derive their value principally from real property situated in Canada. U.S. Shareholders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

As long as our common shares are listed at the time of their disposition on the TSX, NASDAQ or another “recognized stock exchange” (as defined in the Tax Act), a U.S. Shareholder who disposes of our common shares that are taxable Canadian property will not be required to satisfy the obligations imposed under Section 116 of the Tax Act. An exemption from such obligations may also be available in respect of their disposition if they are “treaty-protected property” (as defined in the Tax Act) of the disposing U.S. Shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Canadian securities regulatory authorities and the SEC. You may read and copy any document we file at the SEC’s public reference room at Room, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents are also available through the Internet on SEDAR which can be accessed at www.sedar.com. Our common shares are quoted on NASDAQ and certain of our filings with the SEC are also available through The NASDAQ Stock Market, Inc. website at www.NASDAQ.com.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC under the Securities Exchange Act of 1934, as amended, are specifically incorporated by reference in this prospectus supplement:

(a)	our annual report on Form 20-F for the year ended December 31, 2012, including the financial statements and auditor’s report thereon; and

(b)	our management proxy circular filed as Exhibit 99.2 to our Form 6-K filed on April 25, 2013.

All documents filed with the Commission by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the common shares hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement.

We also incorporate by reference all subsequent annual reports on Form 20-F or Form 40-F that we file with the Commission, all subsequent interim financial statements filed on Form 6-K with the Commission pursuant to the Exchange Act and certain reports on Form 6-K that we furnish to the Commission (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon a new annual report and new annual financial statements being filed with and accepted by the applicable securities regulatory authorities during the currency of this prospectus supplement, the previous annual report, the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus supplement for purposes of future offers and sales of securities hereunder.

Each prospectus supplement filed will be incorporated by reference in this prospectus supplement. Each prospectus supplement will be deemed to be incorporated by reference in this prospectus supplement. Each prospectus supplement filed will be incorporated by reference into the prospectus accompanying this prospectus supplement for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the common shares to which the prospectus supplement pertains.

Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Robert Motz, Chief Financial Officer, at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6.

Copies of documents that we have filed with the securities regulatory authorities in Canada may be obtained over the Internet on SEDAR at www.sedar.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file or furnish reports and other information with or to the SEC. Our recent SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file or furnish with or to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon on our behalf by Torys LLP, New York, New York. As of the date hereof, the lawyers with Torys LLP, directly or indirectly, in the aggregate, own less than one percent of any of our securities.  Certain U.S. legal matters relating to this offering will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements as at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated by reference in this prospectus supplement have been audited by PricewaterhouseCoopers, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

August 27 , 2012
HYDROGENICS CORPORATION

US$25,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Share Purchase Contracts

Units
_________________

We may offer from time to time, during the 25 month period that this prospectus, including any amendments hereto, remains effective, up to US$25 million of the securities listed above in one or more series or issuances and their total offering price, in the aggregate, will not exceed US$25 million. Our securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and set forth in an accompanying shelf prospectus supplement.

We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. Any net proceeds we expect to receive from the issue of our securities will be set forth in a prospectus supplement.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference in this prospectus as of the date of such prospectus supplement but only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

This prospectus does not qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “HYG” and quoted on the Nasdaq Global Market (“Nasdaq”) under the symbol “HYGS”.

The aggregate market value of our outstanding common shares held by non-affiliates is US$25,473,078.40 based on 3,801,952 shares held by non-affiliates as of July 31, 2012, at a per share price of US$6.70 based on the closing sale price of our common stock on the Nasdaq on July 31, 2012. In addition, as of the date hereof, we have not offered any securities pursuant to

General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus.

Our head and registered office is at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and independence standards, and thus may not be comparable to financial statements of U.S. companies.

Owning the securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated in Canada, most of our officers and directors and certain of the experts named in this prospectus are Canadian residents, and many of our assets are located in Canada.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR PROVINCIAL SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In connection with any underwritten offering of securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

We may sell securities through underwriters or dealers directly pursuant to applicable statutory exemptions, or through agents designated by us from time to time. Each prospectus supplement will identify each person who may be deemed to be an underwriter with respect to securities being offered and will set forth the terms of the offering of such securities, including, to the extent applicable, the purchase price or prices of the offered securities, the initial offering price, the proceeds to us from the sale of the offered securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. The managing underwriter or underwriters with respect to the securities sold to or through underwriters will be named in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement relating to a series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may be sold and purchasers may not be able to resell the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units purchased under this prospectus. This may affect the pricing of our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units in the secondary market, the transparency and availability of trading prices, the liquidity of our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, and the extent of issuer regulation. See “Risk Factors”.

The earnings coverage ratios of the Company for the 12 months ended December 31, 2011 and the 12 months ended June 30, 2012 are less than one-to-one. See “Earnings Coverage Ratios” on page 14 of this prospectus.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	4
EXCHANGE RATE DATA	4
FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	6
THE COMPANY	6
PRIOR SALES	9
PRICE RANGE AND TRADING	9
USE OF PROCEEDS	10
CAPITALIZATION AND INDEBTEDNESS	11
EARNINGS COVERAGE RATIOS	11
DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES	11
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF SUBSCRIPTION RECEIPTS	15
DESCRIPTION OF WARRANTS	16
DESCRIPTION OF SHARE PURCHASE CONTRACTS	19
DESCRIPTION OF UNITS	19
PLAN OF DISTRIBUTION	20
CERTAIN INCOME TAX CONSIDERATIONS	21
EXPENSES OF ISSUANCE AND DISTRIBUTION	21
RATIO OF EARNINGS TO FIXED CHARGES	21
DOCUMENTS INCORPORATED BY REFERENCE	22
LEGAL MATTERS	23
EXPERTS	23
AUDITORS, TRANSFER AGENTS AND REGISTRARS	23
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	24

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference” at page 29 of this prospectus. The information in or incorporated by reference into this prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these securities.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, the terms “Hydrogenics”, “Company”, “Corporation”, “we”, “us” and “our” refer to Hydrogenics Corporation and its consolidated subsidiaries and, where the context requires, includes our predecessor (“Old Hydrogenics”) and its consolidated subsidiaries prior to October 27, 2009.

Except where otherwise indicated, all dollar amounts are expressed in U.S. dollars, references to “US$” and “dollars” are to U.S. dollars, and references to “Cdn$” are to Canadian dollars.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of Canada. Most of our directors and officers, as well as certain of the experts named in this prospectus, are residents of Canada and all or a substantial portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon our directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We believe that a judgment of a U.S. court predicated solely upon civil liability under such laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

EXCHANGE RATE DATA

The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the noon rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars:

		Year Ended December 31,				Six Months Ended June 30,
	2007	2008	2009	2010	2011	2011	2012
Low	0.8437	0.7711	0.7692	0.9278	0.9430	0.9978	0.9599
High	1.0905	1.0289	0.9716	1.0054	1.0583	1.0542	1.0197
Period End	1.0120	0.8166	0.9555	1.0054	0.9833	1.0370	0.9813
Average	0.9304	0.9381	0.8757	0.9709	1.0111	1.0238	0.9943

On August 24 , 2012, the noon buying rate was Cdn$1.00 = US$ 1.0081 .

FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking information”, within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements”). Forward-looking statements can be identified by the use of words, such as “plans”, “expects”, “budget”, “scheduled”, “estimates”, “forecasts”, “intend”, “anticipates”, “objectives” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These forward-looking statements relate to, among other things, our future results, levels of activity, performance, goals, achievements, competitive advantages, industry trends, or other future events. These forward-looking statements are based on current expectations and various assumptions and analyses made by us in light of our experience and our perceptions of historical trends, current conditions and expected future developments and other factors that we believe are appropriate in the circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements.

These risks, uncertainties and factors include, but are not limited to: our inability to increase our revenues or raise additional funding to continue operations, execute our business plan, or to grow our business; our inability to address a slow return to economic growth, and its impact on our business, results of operations and consolidated financial condition; our limited operating history; our inability to implement our business strategy; fluctuations in our quarterly results; failure to maintain our customer base that generates the majority of our revenues; currency fluctuations; our failure to maintain sufficient insurance coverage; changes in value of our goodwill; failure of a significant market to develop for our products; failure of hydrogen being readily available on a cost-effective basis; changes in government policies and regulations; failure of uniform codes and standards for hydrogen-fuelled vehicles and related infrastructure to develop; liability for environmental damages resulting from our research, development or manufacturing operations; failure to compete with other developers and manufacturers of products in our industry; failure to compete with developers and manufacturers of traditional and alternative technologies; failure to develop partnerships with original equipment manufacturers, governments, systems integrators and other third parties; inability to obtain sufficient materials and components for our products from suppliers; failure to manage expansion of our operations; failure to manage foreign sales and operations; failure to recruit, train and retain key management personnel; inability to integrate acquisitions; our failure to develop adequate manufacturing processes and capabilities; our failure to complete the development of commercially viable products; our failure to produce cost-competitive products; our failure or delay in field testing of our products; our inability to adapt to technological advances or new codes and standards; our failure to protect our intellectual property; our involvement in intellectual property litigation; our exposure to product liability claims; our failure to meet rules regarding passive foreign investment companies; actions of our significant and principal shareholders; dilution as a result of significant issuances of our common shares; the inability of U.S. investors to enforce U.S. civil liability judgments against us; volatility of our common share price; dilution as a result of the exercise of options, warrants and performance share units; the absence of an existing public market for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units; the reduced public float and liquidity of our common shares; the effect of prevailing interest rates on the market price of our preferred shares and debt securities; and our debt securities not being secured by any of our assets. These risk factors and others are discussed in more detail herein under “Risk Factors,” as well as under “Item 3. Key Information – Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, incorporated by reference herein, and under “Risk Factors and Forward-looking Statements” in our management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, which is filed with the SEC as Exhibit 99.2 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein.

These factors may cause our actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. Forward-looking statements do not take into account the effect that transactions or nonrecurring or other special items announced or occurring after the statements are made have on our business. For example, they do not include the effect of business dispositions, acquisitions, other business transactions, asset writedowns or other charges announced or occurring after forward-looking statements are made. The financial impact of such transactions and non-recurring and other special items can be complex and necessarily depends on the facts particular to each of them.

We believe the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Unless otherwise stated, the forward-looking statements contained herein are made as of the date of this prospectus and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risk factors described below, as well as the risk factors described under “Item 3. Key Information – Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, incorporated by reference herein, under “Risk Factors and Forward-looking Statements” in our management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, filed with the SEC as Exhibit 99.2 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein, and the other information contained in and incorporated by reference into this prospectus (including subsequently filed documents incorporated by reference), before deciding whether to invest in our securities. Any of such risks could materially adversely affect our business, financial condition or results of operations.

There is no existing public market for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units and a market may not develop.

There is currently no market through which the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may be sold and purchasers of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may not be able to resell such preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units purchased under this prospectus. There can be no assurance that an active trading market will develop for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units after an offering or, if developed, that such market will be sustained. This may affect the pricing of the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units and the extent of issuer regulation.

The public offering prices of the securities may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to the prices at which the securities will trade in the public market, if any, subsequent to such offering. See “Plan of Distribution”.

Prevailing interest rates will affect the market price or value of the preferred shares and debt securities.

The market price or value of the preferred shares and debt securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The debt securities will not be secured by any assets of the Company.

Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of debt securities and would have a claim that ranks equal with the claim of holders of debt securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

THE COMPANY

This summary does not contain all the information about us that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference and are considered to be part of this prospectus.

We were incorporated on June 10, 2009 under the Canada Business Corporations Act, under the name “7188501 Canada Inc.” We changed our name to “Hydrogenics Corporation–Corporation Hydrogenique” on October 27, 2009 in connection with a transaction involving Algonquin Power Income Fund (“APIF”).

Old Hydrogenics was founded in 1988 under the name “Traduction Militech Translation Inc.” It subsequently changed its name to “Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated”. From 1990 to August 1995, Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated did not actively carry on business. In August 1995, Old Hydrogenics commenced our fuel cell technology development business, and in 2000, changed its name to Hydrogenics Corporation – Corporation Hydrogenique. Until October 27, 2009, we were a wholly-owned subsidiary of Old Hydrogenics. On October 27, 2009, pursuant to an agreement between us, Old Hydrogenics, the Board of Trustees of APIF and APIF’s manager, Algonquin Power Management Inc., Old Hydrogenics transferred its entire business and operations to us, including all assets, liabilities, directors, management and employees, but excluding its tax attributes (the “APIF Transaction”). Under the APIF Transaction, our shareholders had their common shares in the capital of Old Hydrogenics redeemed for our common shares on a one-for-one basis. Since the APIF Transaction, we have continued to carry on the hydrogen generation business and fuel cell business of Old Hydrogenics prior to the APIF Transaction as a public entity.

We are a globally recognized developer and provider of hydrogen generation and fuel cell products. We conduct our business through the following business units: (i) OnSite Generation, which focuses on hydrogen generation products for renewable energy, industrial and transportation customers; and (ii) Power Systems, which focuses on fuel cell products for original equipment manufacturers (“OEMs”), systems integrators and end users for stationary applications, including backup power, and motive applications, such as forklift trucks. In November 2007, we announced that we were exiting the fuel cell test products, design, development and manufacturing business, that was conducted through our Test Systems business unit.

Our business units are supported by a corporate services group providing finance, insurance, investor relations, communications, treasury, human resources, strategic planning, compliance, and other administrative services.

Our principal executive offices are located at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6. Our telephone number is (905) 361-3660. Our agent for service in the United States for any actions relating to our common shares is Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, (800) 927-9801.

OUR BUSINESS

We design, develop and manufacture hydrogen generation and fuel cell products based on water electrolysis technology and proton exchange membrane (“PEM”) technology. Our mission is to provide safe, secure, sustainable and emission-free energy as a leading global provider of clean energy solutions based on hydrogen. We maintain operations in Belgium, Canada and Germany with satellite offices in the United States and Russia, as well as a sales office in China.

Our OnSite Generation business segment is based in Oevel, Belgium and develops products for industrial gas, hydrogen fueling and renewable energy storage markets. Our Power Systems business segment is based in Mississauga, Canada, with a satellite facility in Gladbeck, Germany, and develops products for energy storage, stationary and motive power applications.

OnSite Generation

Our OnSite Generation business segment is based on alkaline water electrolysis technology which involves the decomposition of water into oxygen (O2) and hydrogen gas (H2) by passing an electric current through a liquid electrolyte. The resultant hydrogen gas is then captured and used for industrial gas applications, hydrogen fueling applications, and is used to store renewable energy in the form of hydrogen gas. Our HySTAT® branded electrolyzer products are based on 60 years of hydrogen experience, meet international standards such as ASME, CE, Rostechnadzor and UL and are certified ISO 9001 from design to delivery. We configure our HySTAT® products for both indoor and outdoor applications and tailor our products to accommodate various hydrogen gas requirements.

The worldwide market for hydrogen, which includes the merchant gas market for hydrogen, is estimated at US$5 billion annually, and is served by industrial gas companies as well as on-site hydrogen generated by products manufactured by companies such as ours. We believe that the annual market for on-site hydrogen generation equipment is approximately US$100 million to US$200 million. We believe the size of the addressable market for on-site hydrogen generation equipment could more than double if energy storage and electrolysis based hydrogen fueling stations gain widespread acceptance.

Our OnSite Generation products are sold to leading merchant gas companies such as Air Liquide and Linde Gas and end users requiring high purity hydrogen produced on-site for industrial applications. We also sell products to progressive oil and gas companies, such as Shell Hydrogen, requiring hydrogen fueling stations for transportation applications. Recently, an increase in orders and interest for fueling stations in Europe and elsewhere, has signaled what we believe could be a major increase in the size of this market. During the past year, we have also witnessed an increase in interest and orders for our small, medium and large scale energy storage products, which also service the need for ancillary electrical power services, such as grid balancing and load profiling. While this area is heavily dependent on public funding initiatives, particularly in Europe, it continues to present compelling growth opportunities. In 2009, we began to sell our products to leading electric power utilities to satisfy the need for renewable energy storage.

The business objectives for our OnSite Generation group are to: (i) continue to pursue opportunities for customers to convert otherwise wasted renewable and other excess energy, such as wind, solar or excess baseload energy, into hydrogen; (ii)

further expand into traditional markets, such as Eastern Europe (including Russia), Asia and the Middle East; (iii) grow our fueling station business; (iv) further increase the gross margins of existing product lines by improving our procurement and manufacturing processes; (v) reduce the cost of ownership of our products through design and technology improvement; and (vi) further increase the reliability and durability of our products to exceed the expectations of our customers and improve the performance of our applications.

Our OnSite Generation business competes with merchant gas companies, such as Air Liquide and Linde Gas which, in addition to being customers, operate large scale centralized hydrogen production plants and are providers of alternative on-site hydrogen generation products using steam methane reforming technology or other electrolysis technology. We compete on performance, reliability and cost and believe we are well positioned in situations where there is a need for high purity hydrogen manufactured on-site.

Power Systems

Our Power Systems business is based on PEM fuel cell technology, which transforms chemical energy liberated during the electrochemical reaction of hydrogen and oxygen into electrical energy. Our HyPM® branded fuel cell products are based on our extensive track record of on-bench testing and realtime deployments across a wide range of stationary and motive power applications. We configure our HyPM® products into multiple electrical power outputs ranging from 1 kilowatt to 1 megawatt with ease of integration, high reliability and operating efficiency, delivered from a highly compact area. We also develop and deliver hydrogen generation products based on PEM water electrolysis, which can also be used to serve the energy storage markets.

Our target markets include backup power for telecom and data centre installations and motive power applications, such as buses, trucks and utility vehicles. The military, historically an early technology adopter, is a specialized market for our innovative fuel cell based products. The worldwide market for data centre backup power is estimated to be in excess of US$6 billion and the market for telecom backup power is estimated to be US$2 to US$3 billion in the United States alone, based on a complete displacement of existing products serving this market.

Our Power Systems products are sold to leading OEMs, such as CommScope to provide backup power applications for telecom installations and vehicle and other integrators for motive power, direct current and alternative current backup. Additionally, our products are sold for prototype field tests intended to be direct replacements for traditional lead-acid battery packs for motive applications. We also sell our Power Systems products to the military and other early adopters of emerging technologies.

The business objectives for our Power Systems group are to: (i) offer a standard fuel cell platform for many markets, thereby enabling ease of manufacturing and reduced development spending; (ii) achieve further market penetration in the backup power and motive power markets by tailoring our HyPM® fuel cell products to meet market specific requirements, including price, performance and features; (iii) reduce product cost; (iv) invest in sales and market development activities in the backup power and motive power markets; (v) continue to target the military and other early adopters of emerging technologies as a bridge to future commercial markets; and (vi) secure the requisite people and processes to align our anticipated growth plans with our resources and capabilities.

Our Power Systems business competes with several well-established battery and internal combustion engine companies in addition to several other fuel cell companies. We compete on relative price/performance and design innovation. In the backup power market, we believe our HyPM® systems have an advantage over batteries and internal combustion engines for customers seeking extended run requirements, by offering more reliable and economical performance. In motive power markets, we believe our HyPM® products are well positioned against diesel generation and lead-acid batteries by offering increased productivity and lower operational costs.

There are four types of fuel cells other than PEM fuel cells that are generally considered to have possible commercial applications, including phosphoric acid fuel cells, molten carbonate fuel cells, solid oxide fuel cells and alkaline fuel cells. Each of these fuel cell technologies differs in their component materials and operating characteristics. While all fuel cell types may have potential environmental and efficiency advantages over traditional power sources, we believe PEM fuel cells can be manufactured less expensively and are more efficient and more practical in small-scale stationary and motive power applications. Further, most automotive companies have selected PEM technology for fuel cell powered automobiles. We expect this will help establish a stronger industry around PEM technology and may result in a lower cost, as compared to the other fuel cell technologies.

Recent Developments

On July 23, 2012, we announced that we, as part of a consortium of 7 partners, have successfully kicked off the INGRID project, a major research and development and demonstration project with an overall budget of 23.9 million Euros. The project will be funded with a financial contribution of 13.8 million Euros by the European Commission within the Seventh Framework Programme for European Research and Innovation and will take four years to complete. The government funds will be used to offset our research and product development costs over the four year duration of the project. The consortium will design, build, deploy and operate a 39 MWh energy storage facility in the Puglia region in Italy using McPhy Energy SA hydrogen-based solid state storage and our electrolysis technology and fuel cell power systems.

PRIOR SALES

We have not issued any securities in the 12-month period before the date of this prospectus other than: (i) 1,082,251 common shares issued to Enbridge Inc. (“Enbridge”) at a price of Cdn$4.62 per common share on April 20, 2012 pursuant to a subscription agreement with Enbridge; (ii) 1,775 common shares on the exercise of options at an issue price of Cdn$4.91, and (ii) 182,510 options to acquire an aggregate of 182,510 common shares at a weighted average exercise price of Cdn$6.25. We also issued 19,017 deferred share units and 132,162 performance share units, each of which entitles the holder thereof to receive common shares in certain circumstances.

For additional information regarding the changes in our share capital for the last three years, please refer to Note 14 of our consolidated financial statements as at and for the years ended December 31, 2011 and 2010, which are included in our Annual Report on Form 20-F for the year ended December 31, 2011, incorporated by reference herein, and Note 9 of our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which is filed with the SEC as Exhibit 99.3 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein.

PRICE RANGE AND TRADING

TSX

The following table sets forth the high and low sale prices (which are not necessarily the closing prices) and total trading volumes on the TSX for the periods indicated for our common shares under the symbol “HYG”.

Period	High Price (Cdn$ per share)	Low Price (Cdn$ per share)	Total Volume

Monthly

2011
August	6.16	4.51	38,752
September	6.50	5.70	35,232
October	6.72	5.43	30,062
November	6.58	5.59	35,882
December	5.68	5.31	17,421

2012
January	5.95	5.16	31,623
February	5.97	5.50	18,345
March	5.90	4.59	24,070
April	6.43	4.32	52,268
May	6.70	5.30	29,488
June	6.77	5.81	56,485
July	6.80	5.80	15,018
August (through August 24)	6.70	6.00	18,559

Quarterly (quarter ended)

2012
First Quarter	5.97	4.59	74,038
Second Quarter	6.77	4.32	138,241
Third Quarter (through August 24)	6.80	5.80	33,577

Nasdaq

The following table sets forth the high and low sale prices (which are not necessarily the closing prices) and total trading volumes on Nasdaq for the periods indicated for our common shares under the symbol “HYGS”.

Period	High Price (US$ per share)	Low Price (US$ per share)	Total Volume

Monthly

2011
August	6.66	4.54	268,564
September	6.55	5.62	160,007
October	6.95	5.18	138,588
November	6.62	5.39	145,377
December	5.72	5.21	111,500

2012
January	5.93	5.06	121,277
February	5.97	5.48	89,493
March	5.70	4.70	97,688
April	6.30	4.47	238,989
May	6.85	5.25	101,793
June	6.79	5.70	123,421
July	6.8 2	5.61	68,811
August (through August 24)	6.90	5.85	59,896

Quarterly

2012
First Quarter	5.97	4.82	308,458
Second Quarter	6.85	4.47	464,203
Third Quarter (through August 24)	6.90	5.61	128,707

USE OF PROCEEDS

The securities offered by this prospectus may be offered from time to time at the discretion of the Company in one or more series or issuances with an aggregate offering amount not to exceed US$25 million. The net proceeds derived from the issue of the securities, or any one of them, under any prospectus supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the securities issued under any prospectus supplement. We will set forth information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

We may, from time to time, issue debt instruments, incur additional indebtedness and issue equity securities or warrants other than through the issue of securities pursuant to this prospectus.

In 1998, Stuart Energy Systems Corporation (“Stuart Energy”) entered into an agreement with Technologies Partnerships Canada, a program of Industry Canada to develop and demonstrate hydrogen fleet fuel appliances (the “TPC Agreement”). In connection with the APIF Transaction, Stuart Energy transferred all of its assets and liabilities, including all of its rights, obligations and liabilities under the TPC agreement, to the Company. In January 2011, we entered into an amendment (the “Amendment”) to the TPC Agreement with the Minister of Industry. Pursuant to the Amendment, we agreed to pay to the Minister of Industry 3% of the net proceeds of all equity instrument financings (which would include distributions under this prospectus of common shares, preferred shares or debt securities convertible into common shares, subscription receipts exchangeable for common shares, warrants for the purchase of common shares, share purchase contracts with respect to common shares, or units comprised of any of the foregoing securities) completed on or before September 30, 2017, up to an aggregate limit of Cdn$800,000 (the “Contingent Amount”). As of August 24 , 2012, Cdn$519,486 of the Contingent Amount remains payable.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2012. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2011 and 2010, and our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which are incorporated by reference in this prospectus. See our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012 for information regarding our indebtedness. There have been no material changes to our capitalization or indebtedness since June 30, 2012.

As of June 30, 2012
(US$ in thousands)
(Unaudited)
Shareholders’ equity
Common shares	322,867
Series A purchaser warrants	702
Series B purchaser warrants	842
Contributed surplus	17,808
Deficit	(330,165)
Accumulated other comprehensive loss	(1,111)
Total capitalization	$10,883

EARNINGS COVERAGE RATIOS

The following earnings coverage ratios have been calculated for the twelve-month periods ended June 30, 2012 and December 31, 2011. The following earnings coverage ratios do not give effect to any issuance of preferred shares or debt securities pursuant to this prospectus or any prospectus supplement, since the aggregate principal amounts and the terms of such preferred shares or debt securities are not presently known. In addition, the earnings coverage ratios set out below do not purport to be indicative of earnings coverage ratios for any future period.

	12 Months Ended	12 Months Ended
	December 31, 2011	June 30, 2012
	Actual	Actual
Interest requirements (in thousands)	$212	$257
Earnings (loss) before interest expense and taxes (in thousands)	$(9,576)	$(9,015)
Earnings Coverage	(45.17)	(35.08)

Due to losses in each period, our earnings coverage ratios are less than one-to-one. In order to achieve earnings coverage ratios of one-to-one for the 12 months ended December 31, 2011 and the 12 months ended June 30, 2012, the Company would need to have earned an additional US$10 million and US$9.529 million, respectively.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

The following briefly summarizes the provisions of our articles of incorporation, including a description of our share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation.

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As at June 30, 2012, there were 7,688,197 common shares and no preferred shares issued and outstanding. As at August 24 , 2012, there were 7,688,197 common shares and no preferred shares issued and outstanding.

Common Shares

 Dividend Rights

Holders of common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to receive dividends as and when declared by our Board of Directors. We have never declared or paid any cash dividends on our common shares. We currently intend to retain any future earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future. If dividends are declared or paid, our transfer agent, CIBC Mellon Trust Company, would be the paying agent for any distributions.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all meetings of our shareholders and to vote at such meetings, except meetings at which only holders of a specific series of shares are entitled to vote. Each common share carries one vote on all matters to be voted on by our shareholders.

Preemptive, Subscription, Redemption and Conversion Rights

Common shares do not carry pre-emptive rights or rights of conversion into any other securities. However, in the event that we issue additional equity securities or securities convertible into equity securities for cash consideration, General Motors has been granted the right to participate in such offering on a pro rata basis based on the fully diluted number of common shares that it holds. General Motors’ pre-emptive right is subject to certain limited exceptions, including the issuance of common shares in connection with acquisitions. General Motors’ participation right terminates on the date that the corporate alliance agreement between the Company and General Motors dated October 16, 2001 is terminated.

We have also granted similar participation rights to Enbridge. In the event that we issue additional equity securities or securities convertible into equity securities for cash consideration, Enbridge has been granted the right to participate in such offering on a pro rata basis based on the fully diluted number of common shares that it holds. Enbridge’s participation right is subject to certain limited exceptions, including the issuance of common shares in connection with acquisitions. Enbridge’s participation right terminates on the earlier of (i) the date Enbridge ceases to be the beneficial owner of more than 5% of our outstanding common shares, (ii) the date that the joint development agreement between the Company and Enbridge dated April 20, 2012 is terminated, or (iii) April 20, 2014.

In addition, we have granted General Motors a pre-emptive right whereby so long as General Motors holds at least 10% of our outstanding common shares, in the event that any of our founders, Pierre Rivard, Joseph Cargnelli or Boyd Taylor, wish to transfer (i) all or substantially all of their common shares to any person, or (ii) any of their common shares to a person actively competing with General Motors in the automotive or fuel cell industry, he must first offer the common shares to General Motors. General Motors currently owns less than 10% of our outstanding common shares, and therefore may not exercise this right.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to share ratably in all of our assets remaining after payment of all liabilities.

Preferred Shares

As you read this section, please remember that the specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will govern. Thus, the statements we make in this section may not apply to your series of preferred shares.

Reference to a series of preferred shares means all of the preferred shares issued as part of the same series and having the attributes set out in our articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred shares you purchase. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Under our articles of incorporation, our Board of Directors is authorized, subject to Canadian law, without shareholder approval, from time to time to issue an unlimited number of preferred shares in one or more series. Our Board of Directors can fix the designations, powers, preferences, privileges and relative participating, optional or special rights of any preferred shares including any qualifications, limitations or restrictions. Preferred shares are entitled to priority over our common shares as to dividend rights, conversion rights, voting rights, redemption and liquidation preferences. Preferred shares may be convertible into shares of any other series or class of shares if our Board of Directors so determines. Our Board of Directors may fix the terms of the series of preferred shares it designates subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of the series.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our Board of Directors, including, as applicable;

•	the offering price at which we will issue the preferred shares;

•	the title and designation of number of shares of the series of preferred shares;

•
the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and will be entitled to a preference over our common shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on any such distribution of assets constituting a return of capital in respect of the preferred shares of any series is not paid in full, the preferred shares of such series shall participate rateably with the preferred shares of every other series in respect of all such dividends and amounts.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, including convertible debt securities, from time to time in one or more series. The specific terms relating to any of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the debt securities offered. As required by U.S. federal law and in conformity with the applicable laws of Canada, for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the indenture and in one or more resolutions of our Board of Directors, or pursuant to authority granted by one or more resolutions of our Board of Directors, or established pursuant to one or more supplemental indentures and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered under the indenture;

•	the extent and manner, if any, to which payment on or in respect of the debt securities will be senior or will be subordinated to the prior payment or other liabilities or obligations of the Company;

•	the percentage or percentages of principal amount at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable;

•
the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for any interest payable on the debt securities which are in registered form and the conventions for calculating interest if other than on the basis of a 360-day year of twelve 30 day months, if any;

•
the place or places, if any, other than or in addition to New York, New York, where the principal of (and premium, if any) and any interest on debt securities will be payable, any debt securities may be surrendered for registration of transfer, debt securities may be surrendered for exchange and the place or places where notices or demands to or upon us in respect of the debt securities may be served;

•
any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed or purchased at the Company’s option or otherwise;

•	the denominations in which any of the debt securities will be issuable if other than denominations of US$1,000 and any multiple thereof;

•	if other than the Company or the trustee, the identity of each registrar and/or paying agent;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration;

•
if the debt securities may be converted into or exercised or exchanged for common shares or preferred shares or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at the Company’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common shares or preferred shares or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any subordination provisions applicable to the debt securities;

•	the issue price at which the debt securities will originally be issued, expressed as a percentage of the principal amount, and the original issue date;

•	if the debt security is also an original issue discount security, the yield to maturity;

•
if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the debt securities are denominated and/or in which the payment of the principal of and any premium and interest on the debt securities will or may be payable;

•	any index, formula or other method pursuant to which the amount of payments of principal of and any premium and interest on the debt securities will or may be determined;

•
whether the principal of, and premium, if any, and interest, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so payable;

•	the designation of the initial exchange rate agent, if any;

•
the defeasance provisions of the indenture that will be applicable to the debt securities, and any provisions limiting the applicability of, in modification of, in addition to or in lieu of such provisions;

•	provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;

•
any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

•
whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities in bearer form and as to exchanges between registered and bearer form;

•	whether the debt securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•
the date as of which any bearer securities and any temporary global security representing outstanding securities shall be dated if other than the date of original issuance of the first security to be issued;

•	the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;

•
if the debt securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such securities to be authenticated and delivered;

•	whether, under what circumstances and the currency in which the Company will pay additional amounts (on account of any requirement to withhold or deduct taxes) on the debt securities to any holder;

•	the form of the face and reverse of the debt securities;

•	the CUSIP numbers for the debt securities, if any; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) on the debt securities.

Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of the subscription receipts sets forth certain general terms and provisions of the subscription receipts to which any prospectus supplement may relate. We may issue subscription receipts that may be exchanged by the holders thereof for debt securities, preferred shares or common shares upon the satisfaction of certain conditions. The particular terms and provisions of the subscription receipts offered pursuant to an accompanying prospectus supplement, and the extent to which the general terms described below apply to those subscription receipts, will be described in such prospectus supplement.

Subscription receipts may be offered separately or together with debt securities, preferred shares or common shares, as the case may be. The subscription receipts will be issued under a subscription receipt agreement. Under the subscription receipt agreement, a purchaser of subscription receipts will have a contractual right of rescission following the issuance of debt securities, preferred shares or common shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the subscription receipts upon surrender of the debt securities, preferred shares or common shares, as the case may be, if this prospectus, the relevant prospectus supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the subscription receipts are issued.

Any prospectus supplement for subscription receipts supplementing this prospectus will contain the terms and conditions and other information with respect to the subscription receipts being offered thereby, including:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered and whether the price is payable in instalments;

•	any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be;

•	the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares;

•	whether such subscription receipts will be listed on any securities exchange;

•	any other rights, privileges, restrictions and conditions attaching to the subscription receipts; and

•	any other specific terms of such subscription receipts.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts. The preceding description and any description of subscription receipts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate.

We may issue warrants for the purchase of common shares, preferred shares or debt securities. Warrants may be issued independently or together with common shares, preferred shares or debt securities offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the applicable warrant agreement. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of principal United States and Canadian federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

The prospectus supplement relating to any particular issue of common share warrants or preferred share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or series of preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of principal United States and Canadian federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash a number or an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Issued Warrants

Alpha Capital Anstalt and Iroquois Master Fund Ltd. each currently hold 104,688 Series A warrants of the Company and 130,323 Series B warrants of the Company (collectively, the “Purchaser Warrants”). The Purchaser Warrants were issued on January 14, 2010. Each Purchaser Warrant represents the right, during the term of the Purchaser Warrant, to purchase one common share at a price of US$3.68. Any Series A warrant which remains unexercised after January 14, 2015 will terminate and be of no further force or effect. Any Series B warrant which remains unexercised after July 15, 2015 will terminate and be of no further force or effect. The Purchaser Warrants were issued pursuant to a warrant agreement with Mellon Investor Services LLC.

The Purchaser Warrants are not exercisable to the extent that the holder of the Purchaser Warrant or any of its affiliates would beneficially own in excess of 4.9% of our common shares after such exercise. We may not waive this limitation without the consent of a majority of our shareholders.

The number of common shares issuable on exercise of the Purchaser Warrants and the exercise price are subject to revision upon the occurrence of any dividend, share split or share consolidation. Fractional common shares are not issuable upon the exercise of Purchaser Warrants. If we issue or sell common shares for a consideration per share less than the exercise price of any Purchaser Warrants in effect immediately prior to such issue or sale, then, subject to certain exceptions, the exercise price of the applicable Purchaser Warrants shall be reduced to an amount equal to the consideration per share received as a result of the sale or issuance.

If we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of the shares of common stock (the “purchase rights”), each holder of the Purchaser Warrants is entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of common shares acquirable upon the complete exercise of the Purchaser Warrants. We may not enter into certain fundamental transactions, including a merger or sale of all or substantially all of our assets, unless the successor entity assumes in writing all of our obligations under the Purchaser Warrants.

If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of our assets, tender offer or exchange offer with respect to our common shares or reclassification of our common shares), other than a merger or consolidation in which (i) we are the surviving entity, (ii) the common shares continue to be publicly traded on an eligible market (other than the TSX) following such merger of consolidation, and (iii) an amount of common shares which is less than 20% of our outstanding common shares immediately prior to such merger or consolidation are issued in connection with such merger or consolidation), at the holder’s request, we or the successor entity shall purchase the Purchaser Warrants from the holder for an amount equal to the value of the unexercised portion of the Purchaser Warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function as reported by Bloomberg, L.P.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates.

The price per common share or preferred share, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts issued under it:

•
whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the share purchase contracts are to be prepaid or not;

•	whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of our common shares or preferred shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; and

•	whether the share purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any share purchase contracts. The preceding description and any description of share purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the share purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such share purchase contracts.

DESCRIPTION OF UNITS

The following description of the terms of the units sets forth certain general terms and provisions of the units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may issue the securities offered by this prospectus for cash:

•	to or through underwriters, dealers, placement agents or other intermediaries, or

•	directly to one or more purchasers.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or other placement agents,

•	the purchase price of the securities and the proceeds, if any, to us from such sale or exchange,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any offering price, and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement if any of such securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser or through agents designated from time to time. Any agent involved in the offering and sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters, dealers or agents a commission for various services relating to the issue and sale of any securities offered hereby. Any such commission will be paid out of our general corporate funds.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933 and Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units offered hereby will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given that any broker-dealer will make a market in the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units of any series or as to the liquidity of the trading market, if any, for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units of any series.

In connection with any offering of securities (excluding at-the-market distributions of equity securities), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in any at-the-market distribution of equity securities, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer has over-allotted, or will over-allot, securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the principal Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

The applicable prospectus supplement may also describe certain U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of the securities by an investor who is a United States person, including, to the extent applicable, certain U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, whether or not we will be considered a passive foreign investment company (and if so, the tax consequences to a United States shareholder), backup withholding and the foreign tax credit, and certain U.S. federal income tax consequences relating to securities payable in a currency other than U.S. dollars or containing early redemption provisions or other special terms.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of US$25 million of securities registered under this registration statement.

Securities and Exchange Commission registration fee	US$ 2,865
Nasdaq Listing Expenses	5,000
Printing expenses	25,000
Legal fees and expenses	50,000
Accountants’ fees and expenses	20,000
Trustee fees and expenses	5,000
Miscellaneous	25,000
Total	US$ 132,865

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. These ratios are provided to assist investors in evaluating our ability to meet interest requirements of debt securities. For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of loss before income taxes. Fixed charges consist of interest and 30% of rent costs.

											Six Months Ended
	Year Ended December 31,										June 30,
	2007		2008		2009		2010		2011		2012
Ratio of earnings to fixed charges	--	(1)	--	(1)	--	(1)	--	(1)	--	(1)	--	(1)

(1)
Earnings for 2007 through June 30, 2012 were insufficient to cover fixed charges. The amounts required to obtain a ratio of one-to-one are set forth in Exhibit 12.1 to our registration statement on form F-3 filed with the SEC on August 1, 2012.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by us with the securities commission or similar authority in each of the provinces of Canada and filed with or furnished to the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, are specifically incorporated by reference in this prospectus:

1.
Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 28, 2012 and amended on August 27, 2012, which includes our consolidated financial statements as at and for the years ended December 31, 2011 and 2010, together with the auditors’ report thereon;

2.
management’s discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2011, which is included in our report on Form 6-K filed with the SEC on March 28, 2012;

3.	unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which is included in our report on Form 6-K filed with the SEC on August 1, 2012;

4.
management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, which is included in our report on Form 6-K filed with the SEC on August 1, 2012;

5.
management proxy circular dated April 6, 2012 in connection with our annual and special meeting of shareholders held on May 9, 2012, which is included in our report on Form 6-K filed with the SEC on April 16, 2012; and

6.
material change report dated April 30, 2012 in respect of the subscription agreement and joint development agreement with Enbridge, which is included in our report on Form 6-K filed with the SEC on April 30, 2012.

Any documents of the types referred to in paragraphs 1 through 6 above (excluding confidential material change reports) and any business acquisition reports filed by us with the securities regulatory authorities in Canada or filed with the SEC after the date of this prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference into this prospectus. In addition, any report filed with the SEC by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or submitted by us to the SEC pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended, after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, provided that any reports on Form 6-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form (whether filed as an Annual Report on Form 20-F or otherwise) and new annual financial statements being filed with and, accepted by the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form (whether filed as an Annual Report on Form 20-F or otherwise), the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder.

A prospectus supplement containing the specific terms of an offering of our securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of securities covered by that prospectus supplement.

When we update our disclosure of interest coverage ratios by a prospectus supplement, the prospectus supplement filed with applicable securities regulatory authorities that contains the most recent updated disclosure of interest coverage ratios and any prospectus supplement supplying any additional or updated information we may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of the prospectus supplement.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from Jennifer Barber, Chief Financial Officer, at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6 (Telephone: (905) 361-3638). Copies of documents that we have filed with the securities regulatory authorities in Canada may be obtained over the Internet at the Canadian Securities Administrators’ website at www.sedar.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file or furnish reports and other information with or to the SEC. Our recent SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file or furnish with or to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

LEGAL MATTERS

Certain legal matters relating to the securities offered by this short form base shelf prospectus will be passed upon on our behalf by Torys LLP. As of the date hereof, the lawyers of Torys LLP, directly or indirectly, in aggregate, own less than one percent of our outstanding common shares.

EXPERTS

The consolidated financial statements as at and for the years ended December 31, 2011 and 2010 (as set forth in our Annual Report on Form 20-F for the year ended December 31, 2011) incorporated into this prospectus by reference have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Chartered Accountants, PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, Canada M5J 0B2, given on the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

Our auditors are PricewaterhouseCoopers LLP, Chartered Accountants, PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, Canada M5J 0B2. PricewaterhouseCoopers LLC is independent of us within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

Our transfer agent and registrar in Canada is CIBC Mellon Trust Company at its principal office in Toronto, Ontario, Canada and the co-transfer agent and co-registrar for our common shares in the United States is BNY Mellon Shareowner Services at its offices in New York, New York.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.